Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the Quarterly Report on Form 10-Q of Quicksilver Gas Services LP (the “Registrant”) for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Philip Cook, Senior Vice President – Chief Financial Officer of Quicksilver Gas Services GP LLC, the general partner of the registrant, and Thomas F. Darden, President and Chief Executive Officer of Quicksilver Gas Services GP LLC, the general partner of the registrant, each certifies that, to his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the Report.
Date: November 9, 2007

By:	/s/ Philip Cook	By:	/s/ Thomas F. Darden

	Philip Cook		Thomas F. Darden
	Senior Vice President – Chief Financial Officer		President and Chief Executive Officer